Exhibit 5.1

Norton Rose Fulbright US LLP 555 California Street, Suite 3300 San Francisco, California 94104-1609 Tel +1 628 231 6800 Fax +1 628 231 6799 nortonrosefulbright.com

February 4, 2021

Southern California Edison Company

SCE Recovery Funding LLC

2244 Walnut Grove Avenue

Rosemead, California 91770

Re: SCE Recovery Funding LLC

Ladies and Gentlemen:

We have acted as special counsel to Southern California Edison Company, a California corporation (“SCE”) and SCE Recovery Funding LLC, a Delaware limited liability company (the “Company”), in connection with the preparation of the Registration Statement filed on Form SF-1 (Registration Nos. 333-249674 and 333-249674-01) filed on October 26, 2020 (as amended, the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed issuance of Senior Secured Recovery Bonds, Series 2021-A (the “Recovery Bonds”) of the Company to be offered in such manner as described in the form of the prospectus (the “Prospectus”) included as part of the Registration Statement. The Recovery Bonds are to be issued under an Indenture (the “Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A., a national banking association, as indenture trustee (the “Indenture Trustee”).

In connection with this opinion letter, we have examined the Registration Statement and the Indenture, which has been filed with the Commission as an exhibit to the Registration Statement. We have also examined such certificates, documents and records and have made such examination of law as we have deemed appropriate in order to enable us to render the opinions set forth herein. We have examined and relied upon originals, or copies of originals, certified or otherwise identified to our satisfaction of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and other instruments, and examined such questions of law and satisfied ourselves to such matters of fact as we deemed relevant or necessary as a basis for this letter. In rendering the opinions expressed in this letter, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of any copies thereof submitted to us for examination. As to any facts material to the opinions expressed herein, we have relied, without independent

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verification, upon certificates and oral or written statements and representations of public officials and officers and other representatives of the Company and others.

Based on and subject to the foregoing and the other limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1. The Company is a limited liability company validly existing and in good standing under the laws of the State of Delaware.

2. The Company has limited liability company power and authority to execute and deliver the Indenture and to authorize and issue the Recovery Bonds and to perform its obligations under the Indenture and the Recovery Bonds.

3. The Recovery Bonds, when duly executed and authenticated in accordance with the provisions of the Indenture and delivered against receipt of payment therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinion is subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief.

This letter is limited to the Limited Liability Company Act of the State of Delaware and the laws of the State of California (excluding the securities laws of the State of California). We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement. In giving the foregoing consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/  Norton Rose Fulbright US LLP

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